                               THE PIERPONT FUNDS
                  RESTATED ADMINISTRATIVE SERVICES AGREEMENT


     RESTATED ADMINISTRATIVE SERVICES AGREEMENT, dated as of August 1, 1996, by and between The Pierpont Funds, a Massachusetts business trust having a Declaration of Trust on file with the office of Secretary of State of the Commonwealth of Massachusetts (the "Trust"), and Morgan Guaranty Trust Company of New York, a New York trust company ("Morgan").

                             W I T N E S S E T H:

     WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act");

     WHEREAS, the Shares of Beneficial Interest (par value $0.001 per share) of the Trust (the "Shares") are divided into multiple series (such series together with any other series which may in the future be established, the "Funds"); and

     WHEREAS, the Trust wishes to engage Morgan to provide certain administrative services for the Funds, and Morgan is willing to provide such services for each Fund, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     1.  DUTIES OF MORGAN.

     1.1. Subject to the general direction and control of the Board of Trustees of the Trust, Morgan shall perform such administrative and related services as may from time to time be reasonably requested by the Trust, which shall include without limitation: a) arranging for the preparation and filing of the Trust's tax returns and preparing financial statements and other financial reports for review by the Trust's independent auditors; b) coordinating the Trust's annual audits; c) developing the budget and establishing the rate of expense accrual for each Fund; d) overseeing the preparation by the Trust's transfer agent (the "Transfer Agent") of tax information for shareholders; e) overseeing the Trust's custodian (the "Custodian") and the Transfer Agent and other service
providers,   including  expense   disbursement;   verifying  the calculation
of performance data for the Trust and its reporting to the appropriate tracking services; computing the amount and monitoring the frequency of distributing each Fund's dividends and capital gains distributions and confirming that they have been properly distributed to the shareholders of record; and monitoring calculation of net asset value of Shares by the Custodian; f) taking responsibility for compliance with all applicable federal securities and other regulatory requirements (other than state securities registration and filing requirements); g) taking responsibility for monitoring each Fund's status as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"); h) arranging for preparation of agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees, and shareholders; and i) maintaining books and records relating to such services.

     1.2. Morgan shall provide such other related services as the Trust may reasonably request, to the extent permitted by applicable law. Morgan shall provide all personnel and facilities necessary in order for it to provide the services contemplated by this paragraph.

     Morgan assumes no responsibilities under this Agreement other than to render the services called for hereunder, on the terms and conditions provided herein. In the performance of its duties under this Agreement, Morgan will comply with the provisions of the Declaration of Trust and By-Laws of the Trust and the stated investment objective, policies and restrictions of each Fund, and will use its best efforts to safeguard and promote the welfare of the Trust, and to comply with other policies which the Board of Trustees may from time to time determine.

     2. BOOKS AND RECORDS. Morgan shall with respect to each Fund create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of Morgan be open for inspection by duly authorized officers, employees or agents of the Securities and Exchange Commission. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Morgan hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request.

     3. OPINION OF THE TRUST'S INDEPENDENT PUBLIC ACCOUNTANTS. Morgan shall take all reasonable action with respect to each Fund, as the Trust may from time to time request, to obtain from year to year favorable opinions from the Trust's independent public accountants with respect to its activities hereunder in connection with the preparation of the Trust's registration statement on Form N-1A, reports on Form N-SAR or other periodic reports to the Securities and Exchange Commission and with respect to any other requirements  of  such Commission.

     4. LIAISON WITH INDEPENDENT PUBLIC ACCOUNTANTS. Morgan shall act as liaison with the Trust's independent public accountants and shall provide, upon request, account analyses, fiscal year summaries and other audit-related schedules. Morgan shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion as such may be required by the Trust from time to time.

     5. ALLOCATION OF CHARGES AND EXPENSES. Morgan shall bear all of the expenses incurred in connection with carrying out its duties hereunder. Each Fund shall pay the usual, customary or extraordinary expenses incurred by the Fund or, as appropriate, the Trust and allocable to the Fund, including without limitation compensation of Trustees; federal and state governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Trust; fees and expenses of
any provider  other than Morgan of services   to   the   Trust   under   a
co-administration    agreement   (the "Co-Administrator"),  Morgan pursuant
to the Shareholder Servicing Agreement and this Agreement, Pierpont Group Inc. pursuant to the Fund Services Agreement, independent auditors, legal counsel and of any transfer agent, registrar or dividend disbursing agent of the Trust; expenses of preparing, printing and mailing prospectuses and statements of additional information, reports, notices, proxy statements and reports to shareholders and governmental offices and commissions; expenses of preparing, printing and mailing agendas and supporting documents for meetings of Trustees and committees of Trustees; insurance premiums; fees and expenses of the Custodian for all services to the Trust, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of Shares; expenses of shareholder meetings; expenses relating to the issuance, registration and qualification of Shares of the Trust; and litigation and indemnification expenses.

     6. COMPENSATION OF MORGAN. For the services to be rendered and the expenses to be borne by Morgan hereunder, the Trust shall pay Morgan a fee at an annual rate as set forth on Schedule A attached hereto from each Fund. This fee will be computed daily and will be payable as agreed by the Trust and Morgan, but no more frequently than monthly.

     7. LIMITATION OF LIABILITY OF MORGAN. Morgan shall not be liable for any error of judgment or mistake of law or for any act or omission in the performance of its duties hereunder, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the reckless disregard of its obligations and duties hereunder.

     8. ACTIVITIES OF MORGAN. The services of Morgan to the Trust are not to be deemed to be exclusive, Morgan being free to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     9. TERMINATION. This Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by Morgan, in each case on not more than 60 days' nor less than 30 days' written notice to the other party.

     10.   SUBCONTRACTING   BY  MORGAN.   Morgan  may  subcontract  for  the
performance of its obligations hereunder with any one or more persons; provided, however, that, unless the Trust otherwise expressly agrees in writing, Morgan shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

     11. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     12. AMENDMENTS. This Agreement may be amended only by mutual written consent.

     13. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements, terminations, extensions or other understandings relating to Morgan's provision of financial, fund accounting or administrative services for the Funds. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors, to the extent permitted by law.

     14. NOTICE. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid (1) to Morgan at Morgan Guaranty Trust Company of New York, 522 Fifth Avenue, New York, New York 10036, Attention: Funds Management, or (2) to the Trust at The Pierpont Funds at its principal place of business as provided to Morgan, Attention:
Treasurer.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. The undersigned officer of the Trust has executed this Agreement not individually, but as an officer of the Trust under the Trust's Declaration of Trust, dated November 4, 1992 as amended, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the Trust estate.

                         THE PIERPONT FUNDS



                     By       /s/ Elizabeth A Bachman
                              -----------------------

                                Elizabeth A. Bachman, Vice President
                                and Assistant Secretary

                     MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                     By       /s/ Stephen H. Hopkins
                              -----------------------
                              Stephen H. Hopkins, Vice President

                                                                     SCHEDULE A
                        ADMINISTRATIVE SERVICES FEES
                     THE JPM PIERPONT FUNDS (THE "TRUST")


     The annual administrative services fee charged to and payable by each Fund is equal to its proportionate share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the registered investment companies listed on Exhibit I, as amended from time to time (collectively the "Master Portfolios"), and in accordance with the following annual schedule:

          0.09% on the first $7 billion of the Master Portfolios' aggregate average daily net assets;
          and
          0.04% of the Master Portfolios' aggregate average daily net assets in excess of $7 billion less the complex-wide charge of the Co-Administrator

     The portion of this charge payable by each Fund is determined by the proportionate share that its net assets bear to the total of the net assets of the Trust, The JPM Institutional Funds, JPM Series Trust, the Master Portfolios and other investors in the Master Portfolios for which Morgan provides similar services.

Approved:  June 12, 2000
           Effective June 12, 2000

                                                                      EXHIBIT I

                                                                DATE OF                  EFFECTIVE
PORTFOLIO                                                       DECLARATION OF TRUST     DATE
---------                                                       --------------------     ---------
The Federal Money Market Portfolio                              11/4/92                    8/1/96
The Prime Money Market Portfolio                                1/29/93                    8/1/96
The Tax Exempt Money Market Portfolio                           1/29/93                    8/1/96
The Short Term Bond Portfolio                                   1/29/93                    8/1/96
The U.S. Fixed Income Portfolio                                 1/29/93                    8/1/96
The Tax Exempt Bond Portfolio                                   1/29/93                    8/1/96
The U.S. Equity Portfolio                                       1/29/93                    8/1/96
The U.S. Small Company Portfolio                                1/29/93                    8/1/96
The International Equity Portfolio                              1/29/93                    8/1/96
The Diversified Portfolio                                       1/29/93                    8/1/96
The Emerging Markets Equity Portfolio                           6/16/93                    8/1/96
The New York Tax Exempt Bond Portfolio                          6/16/93                    8/1/96
The Series Portfolio*                                           6/24/94
The European Equity Portfolio                                                              8/1/96
The Disciplined Equity Portfolio                                                         12/27/96
The International Opportunities Portfolio                                                12/27/96
The Emerging Markets Debt Portfolio                                                        3/6/97
The U.S Small Company Opportunities Portfolio                                              3/6/97
J.P. Morgan Series Trust*                                       8/15/96
J.P. Morgan Tax Aware U.S. Equity Fund                                                    11/4/96
J.P. Morgan Tax Aware Disciplined Equity Fund                                             11/4/96
J.P. Morgan Tax Aware Small Company Opportunities Fund
J.P. Morgan California Bond Fund                                                          11/4/96
J.P. Morgan Global 50 Fund                                                                 2/5/98
J.P. Morgan Large Cap Growth Fund                                                        12/31/98
J.P. Morgan Market Neutral Fund                                                          12/31/98
J.P. Morgan SmartIndex Fund                                                              12/31/98
J.P. Morgan Tax Aware Enhanced Income Fund                                               12/31/98
Series Portfolio II*                                             1/9/97
The Global Strategic Income Portfolio                                                     2/13/97
The Treasury Money Market Portfolio                                                       2/13/97

*In the cases of The Series Portfolio, J.P. Morgan Series Trust and Series Portfolio II, references to "Portfolio" or "Fund" refer to their respective individual series as the context requires.

     Amendment, date as of April 28, 1999, to the Administrative Services Agreements, (the "Administrative Services Agreement"), by and between the Funds listed in Annex A attached hereto or Portfolio (the "Fund") and Morgan Guaranty Trust Company of New York, a New York trust company ("Morgan").

     WHEREAS Morgan has recommended to the Fund that it terminate, effective as of the date hereof, the Custodian Agreement dated as of December 29, 1992, as amended, between the Fund and State Street Bank & Trust Company ("State Street") (the "State Street Agreement") pursuant to which State Street provides custody and fund accounting services to the Fund, and that it enter into a Custody Agreement, dated as of the date hereof (the "Custody Agreement"), which contains provisions relating to Fund Accounting (such provisions, the "Accounting Agreement"), with The Bank of New York ("BONY") (the Custody Agreement and the Accounting Agreement together, the "BONY Agreements");

     WHEREAS the Fund desires that the transition of the Fund's custody and fund accounting services from State Street to BONY be carried out efficiently and effectively, and without disruption to the Fund's business and operations;

     WHEREAS, while recognizing the benefits to the Fund that are expected to arise from the integration of portfolio management systems to be provided by BONY to J.P. Morgan Investment Management, Inc. with the custody and fund accounting services to be provided under the BONY Agreements, the Fund and Morgan desire that performance under the BONY Agreements be equivalent  or superior to those provided under the State Street Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     1.    The following sections are added to the Administrative Services
              Agreement: "16. TRANSITION FROM STATE STREET TO BONY

     16.1 Morgan shall use its reasonable efforts to assist in the orderly transition of custody and fund accounting services from State Street under the State Street Agreement to BONY under the BONY Agreements and to achieve increased service level objectives identified by Morgan. Such efforts shall include, but not be limited to, developing and overseeing a work plan to implement the transition and the ongoing coordination of activities between Morgan and BONY; allocating appropriate and sufficient personnel to oversee the transfer of securities and other property and financial and other records of the Fund from State Street to BONY; and providing for the performance and overseeing of reconciliations and other tests of the financial records of the Fund sufficient to assure the continuity of accurate daily valuations of the Fund's securities and other assets and the daily calculation of the Fund's net asset value and compliance with the Fund's recordkeeping and other requirements under applicable federal and state statutory and regulatory provisions.

     16.2 Morgan shall report regularly to the Trustees as to the performance of its undertakings pursuant to this Agreement.

     16.3 The conditions precedent outlined in the letter attached hereto as Annex B have been or, to the extent not yet completed, shall be completed to the satisfaction of the Fund and Morgan.

     17. INDEMNITY

     17.1 Morgan shall indemnify and hold harmless the Fund against any claims, damages, losses or expenses (collectively, "Losses") which it incurs as a result of any material breach by BONY of the Accounting Agreement for which Losses BONY would be liable to the Fund thereunder. Losses shall not include, and the foregoing indemnity does not cover, indirect, special or consequential damages.

     17.2 In connection with the foregoing indemnity, prior to asserting a claim against Morgan hereunder, the Fund shall take reasonable steps to pursue a claim against BONY for a period of not less than six months following the identification of Losses which may be subject to indemnification hereunder (such period, the "Pursuit Period"). It is understood that the Fund shall not be entitled to duplicate recoveries under section 17 of this agreement. The Fund will not settle with BONY any claim for which the Fund may seek to assert a claim against Morgan hereunder without the consent of Morgan.

     17.3 Morgan shall use its reasonable efforts to provide for the adequate performance by BONY of its obligations under the Accounting Agreement."

     2. All other provisions of the Administrative Services Agreement shall remain in full force and effect.

     3.1 This amendment shall not, unless mutually agreed by the parties in writing, extend to breaches by BONY of, or inadequate performance by BONY of its obligations under, the Accounting Agreement which occur subsequent to the date of the report of the independent accountants on the financial statements as of and for the first full fiscal year for which BONY shall have provided services to the Fund under the Accounting Agreement ("Covered Period"), except that such breaches or inadequate performance which are continuing beyond such date shall remain covered. Morgan shall have no liability in respect of any Loss occurring during a Covered Period unless the Fund shall have asserted a claim in respect thereof prior to the later of the following to occur: (a) the date occurring six months after the date on which the Fund shall have filled its Federal income tax return or (b) the date on which the Pursuit Period expires (the later of such dates, a "Termination Date").

     3.2 This amendment shall terminate with respect to a Fund on the Termination Date.

     3.3 To the extent that this amendment covers two or more series of a single Fund or Portfolio with more than one fiscal year period, sections 3.1 and 3.2 will take effect serially in respect of each such series as the fiscal year ends progress through a year and, except where otherwise required, the term the "Fund" shall mean each such series.

     4. This amendment shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written. The undersigned officer of the Fund has executed this Amendment not individually, but as an officer of the Trust under the Trust's Declaration of Trust, dated
as of       , 199 , and the obligations of this Amendment are not binding upon any of the Trustees or shareholders individually, but bind only the Trust estate.

                                     By /s/ Matthew Healy
                                        --------------------------------------
                                     Name: Matthew Healy
                                     Tile: Chairman of Funds listed on Annex A


                                     Morgan Guaranty Trust Company of New York


                                        By /s/ Jeff M. Garrity
                                           -----------------------------------
                                        Name:  Jeff M. Garrity
                                        Title: Managing Director

APPENDIX A

The J.P. Morgan Funds (a "Trust"), with respect to:

  Prime Money Market Fund
  Federal Money Market Fund
  Tax Exempt Money Market Fund
  Short Term Bond Fund
  Bond Fund
  Tax Exempt Bond Fund
  New York Tax Exempt Bond Fund
  U.S. Equity Fund
  U.S. Small Company Fund
  International Equity Fund
  Emerging Markets Equity Fund
  Diversified Fund
  European Equity Fund
  International Opportunities Fund
  Disciplined Equity Fund
  Disciplined Equity Fund - Advisor Shares
  Global Strategic Income Fund
  Emerging Markets Debt Fund
  U.S. Small Company Opportunities Fund

The J.P. Morgan Institutional Funds (a "Trust"), with respect to:

  Prime Cash Management Fund
  Prime Money Market Fund
  Prime Money Market Reserves Direct Prime Money Market Fund
  Service Prime Money Market Fund
  Treasury Money Market Fund
  Treasury Money Market Reserves Service Treasury Money Market Fund Federal Money Market Fund
  Service Federal Money Market Fund
  Tax Exempt Money Market Fund
  Service Tax Exempt Money Market Fund
  Short Term Bond Fund
  Bond Fund
  Bond Fund - Ultra
  Tax Exempt Bond Fund
  New York Tax Exempt Bond Fund
  U.S. Equity Fund
  U.S. Small Company Fund
  International Equity Fund
  Emerging Markets Equity Fund
  Diversified Fund
  European Equity Fund
  Disciplined Equity Fund
  Disciplined Equity Fund - Advisor Shares
  International Opportunities Fund
  Global Strategic Income Fund